EXHIBIT 99.3

TRONC, INC.
PRO FORMA COMBINED BALANCE SHEETS
As of June 25, 2017
(In thousands) (Unaudited)

	tronc, Inc.	Daily News, L.P.	Pro forma Adjustments	Ref	Proforma Combined
Assets
Current assets
Cash	$174,200	$8,924	$—		$183,124
Accounts receivable	159,230	14,465	—		173,695
Inventories	6,719	3,021	(843)	(a)	8,897
Prepaid expenses	17,683	4,158	—		21,841
Total current assets	357,832	30,568	(843)		387,557

Property, plant and equipment
Land	—	2,056	19,664	(b)	21,720
Machinery, equipment and furniture	110,455	9,896	2,995	(b)	123,346
Buildings and leasehold improvements	14,245	1,794	6,586	(b)	22,625
	124,700	13,746	29,245		167,691
Accumulated depreciation	(66,249)	(4,083)	4,083	(b)	(66,249)
	58,451	9,663	33,328		101,442
Advance payments on property, plant and equipment	2,014	—	—		2,014
Property, plant and equipment, net	60,465	9,663	33,328		103,456

Other assets
Goodwill	122,631	—	—		122,631
Intangible assets, net	127,003	1,910	—		128,913
Software, net	49,683	—	—		49,683
Deferred income taxes	53,656	—	—		53,656
Other long-term assets	24,421	1,384	—		25,805
Total other assets	377,394	3,294	—		380,688

Total assets	$795,691	$43,525	$32,485		$871,701

The accompanying notes are an integral part of these pro forma combined financial statements.

TRONC, INC.
PRO FORMA COMBINED BALANCE SHEETS
As of June 25, 2017
(In thousands) (Unaudited)

	tronc, Inc.	Daily News, L.P.	Pro forma Adjustments	Ref	Proforma Combined
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$21,845	$100	$—		$21,945
Accounts payable	62,456	11,137	—		73,593
Employee compensation and benefits	46,474	6,558	—		53,032
Deferred revenue	78,806	2,661	—		81,467
Amounts due to related parties	—	102,882	(102,882)	(c)	—
Other current liabilities	18,581	1,779	—		20,360
Total current liabilities	228,162	125,117	(102,882)		250,397

Non-current liabilities
Long-term debt	340,109	5,492	—		345,601
Deferred revenue	3,988	—	—		3,988
Pension and postretirement benefits payable	96,377	26,044	(436)	(d)	121,985
Other obligations	62,205	25,019	(2,344)	(e)	84,880
Total non-current liabilities	502,679	56,555	(2,780)		556,454

Commitments and contingencies

Stockholders' equity (deficit)	64,850	(138,147)	138,147		64,850

Total liabilities and stockholders’ equity	$795,691	$43,525	$32,485		$871,701

The accompanying notes are an integral part of these pro forma combined financial statements.

TRONC, INC.
PRO FORMA COMBINED STATEMENTS OF INCOME (LOSS)
For the year ended December 25, 2016
(In thousands) (Unaudited)

	tronc, Inc.	Daily News, L.P.	Pro forma Adjustments	Ref	Proforma Combined

Operating revenues	$1,606,378	$144,777	$—		$1,751,155

Operating expenses:
Compensation	597,293	100,774	—		698,067
Newsprint and ink	103,906	19,247	—		123,153
Outside services	494,478	18,587	—		513,065
Other operating expenses	300,089	29,783	—		329,872
Depreciation and amortization	57,499	1,096	2,122	(f)	60,717
Total operating expenses	1,553,265	169,487	2,122		1,724,874

Income (loss) from operations	53,113	(24,710)	(2,122)		26,281
Interest expense, net	(26,703)	(2,882)	2,449	(g)	(27,136)
Loss on equity investments, net	(690)	—	—		(690)
Proceeds from the sale of tax credits	—	3,915	—		3,915
Reorganization items, net	(259)	—	—		(259)
Income (loss) before income taxes	25,461	(23,677)	327		2,111
Income tax expense (benefit)	18,924	—	(9,238)	(h)	9,686
Net income (loss)	$6,537	$(23,677)	$9,565		$(7,575)

The accompanying notes are an integral part of these pro forma combined financial statements.

TRONC, INC.
PRO FORMA COMBINED STATEMENTS OF INCOME (LOSS)
For the six months ended June 25, 2017
(In thousands) (Unaudited)

	tronc, Inc.	Daily News, L.P.	Pro forma Adjustments	Ref	Proforma Combined

Operating revenues	$735,907	$63,562	$—		$799,469

Operating expenses:
Compensation	259,614	43,791	—		303,405
Newsprint and ink	46,372	8,677	—		55,049
Outside services	229,189	8,785	—		237,974
Other operating expenses	141,928	14,332	—		156,260
Depreciation and amortization	27,838	495	958	(f)	29,291
Total operating expenses	704,941	76,080	958		781,979

Income (loss) from operations	30,966	(12,518)	(958)		17,490
Interest expense, net	(12,881)	(1,419)	1,199	(g)	(13,101)
Loss on equity investments, net	(1,272)	—	—		(1,272)
Premium on stock buyback	(6,031)	—	—		(6,031)
Income (loss) before income taxes	10,782	(13,937)	241		(2,914)
Income tax expense (benefit)	6,930	—	(5,506)	(h)	1,424
Net income (loss)	$3,852	$(13,937)	$5,747		$(4,338)

The accompanying notes are an integral part of these pro forma combined financial statements.

TRONC, INC.
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1: BASIS OF PRESENTATION
The unaudited pro forma combined financial statements are based on tronc, Inc.’s (“tronc”) and Daily News, L.P.’s (“NYDN”) historical consolidated financial statements as adjusted to give effect to the acquisition of NYDN. The unaudited pro forma combined statements of operations for the six months ended June 25, 2017 and the year ended December 25, 2016 give effect to the NYDN acquisition as if it had occurred on December 28, 2015. The unaudited pro forma combined balance sheet as of June 25, 2017 gives effect to the NYDN acquisition as if it had occurred on June 25, 2017.
In management’s opinion, the unaudited pro forma combined financial statements have been developed on a reasonable and rational basis and reflect certain adjustments that, in the opinion of management, are necessary to fairly present tronc’s unaudited pro forma combined results of operations and unaudited pro forma combined financial position as of and for the periods indicated. The pro forma adjustments give effect to events that are (i) directly attributable to the acquisition of NYDN, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact. The pro forma adjustments are based on the best information available to management and assumptions that management believes are reasonable given the information currently available; however, such adjustments are subject to change.
The unaudited pro forma financial statements are for illustrative and informational purposes only and are not intended to represent what tronc’s results of operations or financial position would have been had the acquisition occurred on the dates indicated above. The unaudited pro forma combined financial statements should not be considered indicative of tronc’s future results of operations or financial position and should be read in conjunction with the audited and unaudited consolidated financial statements and notes thereto of tronc and NYDN.
NOTE 2: PRELIMINARY PURCHASE PRICE ALLOCATION
On September 3, 2017, tronc completed the acquisition of 100% of the partnership interests in NYDN, for a cash purchase price of $1, subject to a post-closing working capital adjustment. The unaudited pro forma combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of NYDN based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.
The following table shows the preliminary allocation of the purchase price for NYDN to the acquired identifiable assets and assumed liabilities (in thousands):

Allocated Fair Value of Acquired Assets and Assumed Liabilities
Cash acquired as part of the purchase	$3,305
Accounts receivable and other current assets	20,220
Property, plant and equipment, including assets under capital leases	48,347
Mastheads and intangible assets not subject to amortization	1,910
Other long-term assets	1,222
Accounts payable and other current liabilities	(17,203)
Pension and postemployment benefits liability	(25,445)
Workers compensation and auto insurance liability	(18,838)
Other long-term liabilities	(13,518)
Total identifiable net assets (liabilities)	—

TRONC, INC.
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3: PRO FORMA ADJUSTMENTS
The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined financial information:
Adjustments to the pro forma condensed combined balance sheet

(a)	Reflects the preliminary fair value adjustment of $0.8 million to the acquired inventory.

(b)	Reflects the preliminary fair value adjustment of $33.3 million to the acquired property and equipment.

(c)	Reflects the amount of related party liabilities included in NYDN financial statements that were not assumed by tronc, Inc. as part of the acquisition.

(d)	Reflects the preliminary fair value adjustment to the pension plan based on acquisition date fair value.

(e)	Consists of preliminary fair value adjustments associated with leased properties and workers compensation liabilities based on acquisition date fair values.
Adjustments to the pro forma condensed statements of operations

(f)	Reflects the estimated impact on depreciation expense of the fair value adjustment to the acquired property and equipment discussed in Note 3(b).

(g)	Reflects the elimination of interest expense on the related party debt not assumed by tronc, Inc. as part of the acquisition.

(h)	Reflects the income tax effect of pro forma adjustments.